Exhibit 10.18

801 Houston Street

Fort Worth, Texas 76102

June 15, 2014

MAALT, L.P.

GHMR OPERATIONS, L.L.C.

Attention: Gary B. Humphreys

4413 Carey Street

Fort Worth, Texas 76119

Re:	Loan Agreement

Ladies and Gentlemen:

This letter sets forth the Loan Agreement (this “Loan Agreement”) among MAALT, L.P., a Texas limited partnership, and GHMR OPERATIONS, L.L.C., a Texas limited liability company (collectively “Borrowers”); DENETZ LOGISTICS, L.L.C., a Texas limited liability company, GARY B. HUMPHREYS, MARTIN W. ROBERTSON, and the Trust Guarantors (as defined below) (collectively “Guarantors”); and PLAINSCAPITAL BANK (“Lender”), with respect to loans from Lender to Borrowers and obligations of Borrowers and Guarantors to Lender.

1. Loans. (a) Subject to the terms and conditions set forth in this Loan Agreement and the other agreements, instruments, and documents executed and delivered in connection herewith (collectively the “Loan Documents”), Lender agrees to make a multiple advance and term loan in the maximum aggregate principal amount of $13,826,834.00 to Borrowers (the “Term Loan”) on the terms set forth in the Term Promissory Note attached as Exhibit A (the “Term Note”), for the purpose of refinancing existing indebtedness owed by MAALT, L.P. (“MAALT”) to Lender and for financing the construction of a sand storage and transloading facility situated in Dilley, Frio County, Texas (the “Facility”). Subject to the terms and conditions of this Loan Agreement, Borrowers may request one or more advances on or before December 15, 2014 (the “Termination Date”), in an aggregate amount not to exceed the lesser of

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(i) eighty percent (80%) of Borrower’s aggregate cost incurred in connection with the construction of the Facility in accordance with the Approved Budget (as defined below), or (ii) $13,826,834.00. The unpaid principal balance of the Term Note shall bear interest from the date advanced until paid or until Event of Default (as defined below) or maturity at a fixed rate in the initial percentage equal to five percent (5.0%) per annum. The rate will adjust as of June 15, 2019 (the “Adjustment Date”), to a fixed rate equal to the sum of the rate of interest per annum established as of the Adjustment Date by The Wall Street Journal as the “prime rate” on corporate loans for large U.S. commercial banks, as published in the Money Rates section of The Wall Street Journal, plus one percent (1.0%), provided, however, that the fixed rate as of the Adjustment Date shall not be less than a floor rate of five percent (5.0%) per annum or higher than a ceiling rate of seven percent (7.0%) per annum; and thereafter, the unpaid principal balance of the Term Note shall bear interest from the Adjustment Date until paid or until Event of Default or maturity at such fixed rate per annum. The Term Loan is payable on the terms set forth in the Term Note.

(b) Lender will make monthly advances under the Term Loan for the payment of costs of labor, materials, and services supplied for the construction of the Improvements (as defined below), for completed work during the period, upon compliance by Borrower with this Loan Agreement and the inspection of the construction by Lender’s third-party inspector (the “Interim Advances”). Borrower shall give notice to Lender of any requested advance on the Term Loan, in the form of the Request for Borrowing attached as Exhibit B, not later than 10:00 a.m. (Fort Worth, Texas time) on the date of the requested advance. The request for an advance may be given telephonically if promptly confirmed in writing by delivery of Request for Borrowing. Each month, Borrower will submit a Request for Borrowing to Lender requesting an advance for the payment of the costs of construction of the Improvements in accordance with the Approved Budget (as defined below). Lender will require an inspection of the construction before making the advance. Interim Advances shall not exceed eighty percent (80%) of the aggregate of the (i) costs of labor, materials, and services actually incorporated into the Improvements in a manner acceptable to Lender during the time covered by the Request for Borrowing, and (ii) the purchase price of all uninstalled materials to be utilized in the construction of Improvements, if approved by Lender and if stored in a manner acceptable to Lender, less (iii) the amount of retainage required by law, if any. The final advance shall not exceed eighty percent (80%) of the aggregate of the (i) costs of labor, materials, and services actually incorporated into the Improvements in a manner acceptable to Lender during the time covered by the Request for Borrowing, and (ii) the amount of retainage paid, or to be paid, to any contractor, subcontractor, materialmen, or laborers, if any No Request for Borrowing shall include amounts included in any previous Request for Borrowing. Each Request for Borrowing must be submitted to Lender at least three business days before the date of the advance. The final advance will not be made until Lender has received the following: (w) a completion certificate in Proper Form (as defined below) from Borrower, (x) evidence that all Governmental Requirements have been satisfied, (y) evidence that no mechanics or materialmen’s liens or other encumbrances have been filed against the Facility, and (z) proof of payment and lien releases or

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waivers in Proper Form by the contractor and all subcontractors and materialmen supplying labor, materials, or services for the construction of the Improvements. As used herein, the following terms have the meanings assigned:

(1) “Approved Budget” means the budget or cost itemization prepared by Borrower, attached as Exhibit C, which may be materially modified only with the written consent of Lender, and specifying the cost by category of all labor, materials, and services necessary for the construction of the Improvements in accordance with the Approved Plans.

(2) “Improvements” means the sand storage and transloading facility to be constructed on approximately two hundred and five (205) acres in Dilley, Frio County, Texas, in accordance with the Approved Plans and the Approved Budget.

(3) “Approved Plans” means the plans, drawings, and specifications for construction of the Improvements delivered by Borrower to Lender and which may not be materially modified without the written consent of Lender, and all other plans, drawings, and specifications relating to the Improvements.

(4) “Governmental Requirements” means all laws, statutes, ordinances, rules, and regulations of the United States, the state, county, city, or any other governmental unit, subdivision or agency, applicable to the Borrower, Property, Improvements, or the Loans.

(c) Borrowers agree to pay to Lender the following fees and expense reimbursement that are non-refundable and earned by Lender upon execution of this Loan Agreement unless otherwise stated:

(i) Upon execution of this Loan Agreement, Borrowers agree to pay Lender an Origination Fee in the amount of $50,804.00.

(ii) Inspection fees for Lender’s third-party inspector in the aggregate amount of $6,600.00.

(d) The Term Loan, all other loans now or hereafter made by Lender to Borrowers, or either of them, and any renewals or extensions of or substitutions for those loans, will be referred to collectively as the “Loans.” The Term Note, all other promissory notes now or hereafter payable by Borrowers, or either of them, to Lender, and any renewals or extensions of or substitutions for those notes, will be referred to collectively as the “Notes.”

2. Collateral. (a) Payment of the Notes, all other obligations, fees, and expenses due pursuant to this Loan Agreement or the other Loan Documents, all obligations, fees, and expenses with respect to treasury and cash management services, and all other secured indebtedness under the Security Documents (collectively the “Secured Obligations”) will be

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secured by the first liens and first security interests created or described in the following (collectively the “Security Documents”): (i) Security Agreements (the “Security Agreements”) of even date, executed by Borrowers, respectively, in favor of Lender, and covering the property, plant, and equipment now or hereafter used or useful in the Facility, including, without limitation, sand silos, bucket elevator, railroad tract, pits, and transloading equipment, as well as substantially all other personal property of Borrowers (the “Collateral”); (ii) an Assignment of Deposit Account (the “Assignment of Deposit Account”) of even date, executed by Gary B. Humphreys in favor of Lender, and covering a certificate of deposit maintained with Lender, in an amount not less than $3,666,000.00, which is equal to Borrowers’ required equity contribution on the capital improvements contemplated under the Term Loan; provided, however, that the Assignment of Deposit Account shall be released by Lender, upon the following conditions: (x) Borrowers shall have completed the improvements contemplated under the Term Loan in substantial compliance with the Approved Plans and the Approved Budget, (y) Borrowers shall have operated the Facility for not less than twelve (12) consecutive months, and (z) as of the delivery of the compliance certificate for the period ending June 30, 2015, there is no existing Event of Default; (iii) a Collateral Assignment of Transloading and Storage Services (the “Collateral Assignment”) of even date, executed by MAALT in favor of Lender, and covering the Transloading and Storage Services Agreement dated effective June 9, 2014, between Lonestar Prospects, Ltd. and MAALT (the “Transloading Agreement”); and (iv) any other security documents now or hereafter executed in connection with the Secured Obligations. The term “Proper Form” means in form, substance, and detail satisfactory to Lender in its sole discretion.

(b) Payment of the Secured Obligations will also be guaranteed by each of the Guarantors pursuant to the following guaranties in Proper Form (collectively the “Guaranties”).

(i) an Unlimited Guaranty of even date, executed by Denetz Logistics, L.L.C. (“General Partner”), in favor of Lender; and

(ii) Limited Guaranties of even date, executed by GARY B. HUMPHREYS and MARTIN W. ROBERTSON, respectively, in favor of Lender, provided, however, that the several liability of each of Gary B. Humphreys and Martin W. Robertson with respect to the Term Note and all other Secured Obligations shall be limited to fifty percent (50.0%) of the unpaid principal and accrued, unpaid interest and fees under the Term Note as of the Determination Date (as defined in their Guaranties), plus fifty percent (50.0%) of the interest and fees under the Term Note accruing after the Determination Date, but before such Guarantor has satisfied his liability under his Guaranty, plus all attorneys fees and collection costs for enforcement of the Guaranty against Guarantor; and

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(iii) Unlimited Guaranties (collectively the “Trust Guaranties”) of even date, executed by the following additional guarantors (the “Trusts”), respectively, in favor of Lender:

(A) Gary Blaine Humphreys and Claudia Ann Humphreys, as co-trustees of the ERIC BLAINE HUMPHREYS TRUST created under Trust Agreement dated December 14, 2012;

(B) Gary Blaine Humphreys and Claudia Ann Humphreys, as co-trustees of the JAKE ALLEN HUMPHREYS TRUST created under Trust Agreement dated December 14, 2012;

(C) Martin W. Robertson and Janet Lynn Robertson, as co-trustees of the CHRISTOPHER MARTIN ROBERTSON TRUST created under Trust Agreement dated December 18, 2012; and

(D) Martin W. Robertson and Janet Lynn Robertson, as co-trustees of the CLAIRE ANN ROBERTSON TRUST created under Trust Agreement dated December 18, 2012.

(c) After an Event of Default (as defined below) that remains uncured after the expiration of any notice and cure period required by this Loan Agreement, Lender reserves the right to require Borrowers to set up a lockbox account to be managed by Lender for the purpose of collection of all proceeds from the Transloading Agreement. Borrowers agree that upon Lender’s election to require the lockbox after an Event of Default, Lender will receive all proceeds of the Transloading Agreement for application to the Secured Obligations in such order as Lender shall determine in its discretion; and Borrowers hereby direct Lonestar Prospects, Ltd. to pay Borrowers’ proceeds attributable to such Transloading Agreement directly to Lender, if Lender so elects. All contract proceeds received in the lockbox account by Lender in excess of the current scheduled monthly payment and any other fees or expenses owed to Lender will be transferred to Borrowers at the end of each month for its use consistent with the provisions of this Loan Agreement, so long as there is no existing uncured Event of Default. If the contract proceeds received by Lender during any month are not sufficient to make the scheduled monthly payment, Borrowers will pay Lender the deficiency within ten (10) days.

(d) Unless a security interest would be prohibited by law or would render a nontaxable account taxable, Borrowers grant to Lender a contractual possessory security interest in, and hereby assigns, pledges, and transfers to Lender all Borrowers’ rights in any deposits or accounts now or hereafter maintained with Lender (whether checking, savings, or any other account), excluding, however, accounts maintained by Borrowers at Lender for the purpose of revenue distribution to third parties entitled to those revenues and any other accounts held by Borrowers for the benefit of a third party or for which setoff would be prohibited by applicable law. Borrowers authorize Lender, to the extent permitted by applicable law, to charge or setoff any sums owing on the Secured Obligations against any and all such deposits and accounts; and Lender shall be entitled to exercise the rights of offset and banker’s lien against all such accounts and other property or assets of Borrowers with or in the possession of Lender to the extent of the full amount of the Secured Obligations.

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3. Borrowing Base. [Reserved.]

4. Conditions Precedent. (a) The obligation of Lender to make the initial advance on the Term Loan is subject to Borrowers’ satisfaction, in Lender’s sole discretion, of the following conditions precedent:

(1) Borrowers shall be in compliance in all material respects with all existing obligations, there shall be no default at closing, and all representations and warranties in connection with existing obligations must be true in all material respects.

(2) the negotiation, execution, and delivery of Loan Documents in Proper Form, including, but not limited to, the following:

(i) this Loan Agreement;

(ii) the Term Note;

(iii) the Security Agreement;

(iv) the Collateral Assignment;

(v) the Guaranties;

(vi) Borrowing Resolution;

(vii) Guarantor Resolution for General Partner; and

(viii) Trustee Certifications from each of the Trust Guarantors.

(3) satisfactory evidence that Lender holds perfected liens and security interests in all collateral for the Secured Obligations, subject to no other liens or security interests other than the Permitted Liens (as defined below).

(4) there shall not have occurred any result, occurrence, condition, change, fact, event, circumstance, or effect that, individually or in the aggregate, has caused or would reasonably be expected to cause a material adverse change in (i) the financial condition, business, assets, properties, liabilities (actual and contingent), operations or results of operations of Borrowers or any Guarantors, (ii) the ability of Borrowers or any Guarantors to own their assets and conduct business in the ordinary course as presently owned and conducted, or (iii) the ability of Borrowers or any Guarantors to perform their obligations under or consummate the transactions contemplated by the Loan Documents (collectively “Material Adverse Change”).

(5) there being no order or injunction or other pending or threatened litigation in which there is a reasonable possibility, in Lender’s judgment, of a decision which could result in a Material Adverse Change.

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(6) Lender’s receipt and review, with results satisfactory to Lender and its counsel, of information regarding litigation, tax, accounting, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of Borrowers.

(7) Borrowers’ establishment of an operating account with Lender.

(8) Lender’s receipt and satisfactory review of the Restated Sand Purchase Agreement dated effective June 1, 2014, between EOG RESOURCES, INC., a Delaware corporation, and LONESTAR PROSPECTS, LTD., a Texas limited partnership dba Vista Sand (the “EOG Contract”).

(9) Lender’s receipt and satisfactory review of the Transloading Agreement.

(10) UCC terminations of all UCC filings by Univest Capital Inc. against MAALT.

(11) Intercreditor agreements between Lender and Woodhaven National Bank and Shattuck National Bank, respectively.

(12) Borrowers shall deliver certificates of the appropriate government officials of the state of incorporation or organization of Borrowers and General Partner as to the existence and good standing of Borrowers and Guarantors, each dated within ten (10) days prior to the date of this Loan Agreement.

(b) Lender will not be obligated to make the Loans or any subsequent advance on the Loans, if, prior to the time that a loan or advance is made, (i) there has been any Material Adverse Change, (ii) any representation or warranty made by Borrowers in this Loan Agreement or the other Loan Documents is untrue or incorrect in any material respect as of the date of the advance or loan, (iii) Lender has not received all Loan Documents appropriately executed by Borrowers, Guarantors, and all other proper parties, (iv) Lender has requested that Borrowers or Guarantors execute additional loan or security documents and those documents have not yet been properly executed, delivered, and recorded, (v) Borrowers are not in compliance with all reporting requirements, or (vi) an Event of Default (as defined below) has occurred and is continuing.

5. Representations and Warranties. (a) Borrowers and General Partner hereby represent and warrant to Lender as follows:

(1) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Unlimited Guaranty, and all of the other Loan Documents by Borrowers have been duly authorized by Borrowers’ partners and managers and

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General Partner’s managers, and this Loan Agreement, the Notes, the Security Documents, the Unlimited Guaranty, and all of the other Loan Documents constitute legal, valid, and binding obligations of Borrowers and General Partner, enforceable in accordance with their respective terms;

(2) The execution, delivery, and performance of this Loan Agreement, the Notes, the Security Documents, the Unlimited Guaranty, and the other Loan Documents, and the consummation of the transaction contemplated, do not require the consent, approval, or authorization of any third party and do not and will not conflict with, result in a violation of, or constitute a default under (i) any provision of Borrowers’ limited partnership agreement or General Partner’s certificate of formation and company agreement or any other agreement or instrument binding upon Borrowers or General Partner, or (ii) any law, governmental regulation, court decree, or order applicable to Borrowers or General Partner;

(3) Each financial statement of Borrowers and General Partner, now or hereafter supplied to Lender, was (or will be) prepared in accordance with income tax basis accounting principles in effect on the date such statement was prepared, consistently applied (“Accounting Principles”), in Proper Form, and truly discloses and fairly presents in all material respects Borrowers’ and General Partner’s financial condition as of the date of each such statement, and there has been no Material Adverse Change subsequent to the date of the most recent financial statement supplied to Lender;

(4) There are no actions, suits, or proceedings pending or, to Borrowers’ knowledge, threatened against or affecting Borrowers, Guarantors, the Collateral, or the Facility, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to cause a Material Adverse Change;

(5) Borrowers and General Partner have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected;

(6) Borrowers are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time (“ERISA”); Borrowers have not violated any provision of any “defined benefit plan” (as defined in ERISA) maintained or contributed to by Borrowers (each a “Plan”); no “Reportable Event” as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrowers, unless the reporting requirements have been waived by the Pension Benefit Guaranty Corporation; and Borrowers have met any minimum funding requirements under ERISA with respect to each Plan; and

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(7) Borrowers certify that Schedule 1 sets forth a true and correct organizational chart and list of the ownership of Borrowers and all Subsidiaries owned by Borrowers indicating the ownership in each. As used in this Loan Agreement, “Subsidiaries” shall mean entities for which Borrowers own, directly or indirectly, interests having more than fifty-one percent (51%) of the outstanding ownership or fifty-one percent (51%) of the ordinary voting power for the election of directors or managers of such entity.

(b) Gary B. Humphreys and Martin W. Robertson (collectively “Individual Guarantors”) hereby represent and warrant as follows:

(1) Each financial statement of Individual Guarantors, now or hereafter supplied to Lender, was (or will be) prepared in accordance with Accounting Principles, in Proper Form, and truly discloses and fairly presents each Individual Guarantors’ financial condition as of the date of each such statement, and there has been no Material Adverse Change subsequent to the date of the most recent financial statement supplied to Lender;

(2) There are no actions, suits, or proceedings pending or threatened against or affecting Individual Guarantors, before any court or governmental department, commission, or board, which, if determined adversely, would reasonably be expected to cause a Material Adverse Change with respect to any of the Individual Guarantors; and

(3) Individual Guarantors have filed all federal, state, and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties, and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

6. Covenants. (a) Until the Loans and all other Secured Obligations are fully paid and satisfied and any commitment of Lender under this Loan Agreement is terminated, Borrowers and General Partner shall, unless Lender otherwise consents in writing:

(1) (i) Maintain their existence in good standing in the state of their formation, maintain their authority to do business in Texas and all other states in which either is required to qualify, and maintain full legal capacity to perform all their obligations under this Loan Agreement and the Loan Documents, (ii) continue to operate their business as presently conducted and preserve and maintain the rights, licenses, permits, privileges, and franchises material to the conduct of their business, (iii) not permit a material change in their ownership, control, or management, (iv) maintain at all times General Partner as MAALT’s sole general partner, (v) not permit either of their dissolution, liquidation, or other termination of existence or forfeiture of right to do business, (vi) not form any Subsidiary without notifying Lender in writing at least thirty (30) days in advance, (vii) not permit a merger or consolidation (unless a Borrower is the surviving entity), (viii) not acquire all or substantially all of the assets of any other entity without first notifying Lender in writing at least thirty (30) days in advance, and (ix) not amend Borrowers’ limited partnership agreement or company agreement or General Partner’s company agreement, without the prior written consent of Lender.

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(2) Manage the Collateral and the Facility in an orderly and efficient manner consistent with good business practices, and perform and comply in all material respects with all statutes, rules, regulations, and ordinances imposed by any governmental unit upon the Collateral, the Facility, Borrowers, or their operations, except where the failure to do so could not reasonably be expected to result in a Material Adverse Change, including, without limitation, (i) all environmental laws, and (ii) all permits, licenses, registrations, approvals, and authorizations (x) related to any natural or environmental resource or media located on, above, within, related to or affected by the Facility, (y) required for the performance of the operations of Borrowers, or (z) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any hazardous substances; use reasonable efforts to cause all employees, agents, contractors, subcontractors, while such are acting within the scope of their relationship with Borrowers, to comply with all such laws as may be necessary or appropriate to enable Borrowers to so comply; and not do anything or permit anything to be done that would subject the Facility to any remedial obligations under any environmental law, assuming disclosure to applicable governmental authorities of all relevant facts, conditions, and circumstances.

(3) Maintain insurance as customary in the industry or as reasonably required by Lender, including but not limited to, casualty, comprehensive property damage, and commercial general liability, and other insurance, including worker’s compensation (if necessary to comply with law), naming Lender as an additional insured and a loss payee, as applicable, and containing provisions prohibiting their cancellation without prior written notice to Lender, and provide Lender with evidence of the continual coverage of those policies prior to the lapse of any policy.

(4) Not sell, assign, transfer, or otherwise dispose of all or any interest of Borrowers in the Collateral or the Facility or any other material assets, except for (i) the sale of sand in the ordinary course of business, (ii) the sale or transfer of equipment that is no longer necessary for the business of Borrowers or that is replaced by equipment of at least comparable value and use.

(5) Promptly inform Lender of (i) any Material Adverse Change, (ii) all litigation and claims which would reasonably be expected to cause a Material Adverse Change, (iii) all actual or contingent material liabilities of Borrowers, (iv) any change in name, identity, or structure of Borrowers, and (v) any uninsured or partially insured loss of any collateral through fire, theft, liability, or property damage having a value in excess of $25,000.00.

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(6) Maintain Borrowers’ and General Partner’s books and records in accordance with Accounting Principles, and permit Lender to examine, audit, and make and take away copies or reproductions of Borrowers’ and General Partner’s books and records, reasonably required by Lender, at all reasonable times; and permit such persons as Lender may designate at reasonable times to visit and inspect the Collateral and the Facility and examine all records with respect to the Collateral and the Facility; and pay for the reasonable cost of such examinations, audits, and inspections required by Lender.

(7) Pay and discharge when due all indebtedness and obligations, including without limitation, all assessments, taxes, governmental charges, levies, and liens, of every kind and nature, imposed upon Borrowers, General Partner, the Collateral, or the Facility, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon the Collateral, the Facility, income, or profits, and pay all trade payables and other current liabilities incurred in the ordinary course of business within ninety (90) days of their due date; provided, however, Borrowers will not be required to pay and discharge any such indebtedness, obligation, payable, assessment, tax, charge, levy, lien, or claim, so long as (i) the same shall be contested in good faith by appropriate judicial, administrative, or other legal proceedings, and (ii) Borrowers have established adequate reserves with respect to such contested indebtedness, obligation, payable, assessment, tax, charge, levy, lien, or claim in accordance with Accounting Principles.

(8) Not directly or indirectly create, incur, assume, or permit to exist any indebtedness (including guaranties), secured or unsecured, absolute or contingent, except for the following (the “Permitted Indebtedness”): (i) the indebtedness to Lender, (ii) any trade payables, taxes, and current liabilities incurred in the ordinary course of business, (iii) the existing indebtedness disclosed in Schedule 2 attached, and (iv) additional indebtedness not to exceed $750,000.00 in the aggregate.

(9) Not mortgage, collaterally assign, hypothecate, pledge, or encumber, and not create, incur, or assume any lien or security interest on or in, the Collateral, the Facility(or any interest in the Facility), or any of Borrowers’ or General Partner’s property or assets, except the following (collectively the “Permitted Liens”): (i) those in favor of Lender; (ii) those existing and disclosed to Lender in Schedule 2 attached; (iii) liens for taxes, assessments, or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles; (iv) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation, and maintenance of sand reserves, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles; (v) liens in connection with workers’ compensation, unemployment insurance or other social security, or pension obligations, which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been

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maintained in accordance with Accounting Principles; (vi) purchase money security interests, capital leases, or construction liens that attach solely to the asset acquired, leased, or constructed, that secure indebtedness in an amount equal to or less than the cost and the fair market value of the asset acquired or constructed, and that are in an aggregate amount not to exceed $250,000.00; (vii) contractual liens that arise in the ordinary course of business under or in connection with real property leases, operating agreements, contracts for the sale, transportation, storage, or exchange of sand, marketing agreements, processing agreements, development agreements, and other agreements which are usual and customary in the sand business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with Accounting Principles, provided that any such lien referred to in this clause does not materially impair the use of the property covered by such lien for the purposes for which such property is held by the Borrowers or materially impair the value of such property subject thereto; (viii) liens relating to banker’s liens, rights of set-off, or similar rights and remedies and burdening only deposit accounts or other funds maintained with a depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor, and no such deposit account is intended by Borrowers to provide collateral to the depository institution; (ix) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, or reservations for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of sand, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such property for the purposes of which such property is held by Borrowers or materially impair the value of such property subject thereto; (x) liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (xi) liens arising under Uniform Commercial Code financing filings regarding operating leases which are not synthetic leases entered into by Borrowers in the ordinary course of business covering only the property under such lease; and (xii) judgment and attachment liens not giving rise to an Event of Default, provided that any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such lien has been commenced; provided, further that liens described above shall remain “Permitted Liens” only for so long as no action to enforce such lien has been commenced and no intention to subordinate the first-priority lien granted in favor of the Lender is to be hereby implied or expressed by the existence of such Permitted Liens.

(10) Not make any loans, advances, dividends, or other distributions to any party, including without limitation, shareholders, officers, directors, partners, joint venturers, members, managers, relatives, or affiliates, or any profit sharing or retirement plan, except so long as there is not an Event of Default existing and no Event of Default will be caused by the distribution, Borrowers may distribute to their partners and members the following (the

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“Permitted Distributions”): (i) an amount equal annually to their tax liability incurred as a result of their ownership in Borrowers (the “Tax Distributions”); (ii) so long as there is not an Event of Default existing and no Event of Default will be caused by the distribution, Borrowers may make additional distributions to their partners and members, and (iii) such other amounts as Lender shall hereafter approve in writing.

(11) Not purchase, acquire, redeem, or retire any stock or other ownership interest in Borrowers; and not permit any transaction or contract with any affiliates or related parties, except at arms length and on market terms.

(12) Maintain their primary depository accounts and principal banking relationship and treasury management services with Lender.

(13) INDEMNIFY LENDER AGAINST ALL LOSSES, LIABILITIES, WITHHOLDING AND OTHER TAXES, CLAIMS, DAMAGES, OR EXPENSES RELATING TO THE LOANS, THE LOAN DOCUMENTS, OR BORROWERS’ USE OF THE LOAN PROCEEDS, INCLUDING BUT NOT LIMITED TO ATTORNEYS AND OTHER PROFESSIONAL FEES AND SETTLEMENT COSTS, BUT EXCLUDING, HOWEVER, THOSE CAUSED SOLELY BY OR RESULTING SOLELY FROM ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY LENDER; AND THIS INDEMNITY SHALL SURVIVE THE TERMINATION OF THIS LOAN AGREEMENT.

(14) Comply in all material respects with all applicable provisions of ERISA, not violate any provision of any Plan, meet its minimum funding requirements under ERISA with respect to each Plan, and notify Lender in writing of the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

(15) Limit all investments to the following (the “Permitted Investments”): (i) direct investments in sand and related equipment, (ii) deposits, money-market accounts, and certificates of deposit maintained with Lender, (iii) readily-marketable direct obligations of the United States of America, (iv) fully-insured time deposits and certificates of deposit with maturities of one (1) year or less of any other commercial bank operating in the United States having capital and surplus in excess of $400,000,000, or (v) commercial paper of a domestic issuer if at the time of purchase such paper is rated in one of the two highest ratings categories of Standard and Poor’s Corporation or Moody’s Investors Service.

(16) Execute and deliver, or cause to be executed and delivered, within ten (10) days of Lender’s written request, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and to grant, perfect, and maintain liens and security interests on or in the Collateral, and promptly cure any defects in the execution and delivery of any Loan Documents.

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June 15, 2014

(b) Until the Loans and all other Secured Obligations are fully paid and satisfied, any commitment of Lender under this Loan Agreement is terminated, and all other obligations and liabilities of Guarantors under this Loan Agreement, the Guaranties, and the other Loan Documents are fully paid and satisfied, Individual Guarantors shall, unless Lender otherwise consents in writing:

(1) Not sell, transfer, pledge, encumber, or otherwise dispose of all or any interest in Borrowers, or either of them;

(2) Promptly inform Lender of (i) any Material Adverse Change with respect to any Individual Guarantors, (ii) all litigation and claims which could reasonably be expected to cause a Material Adverse Change with respect to any Individual Guarantors, and (iii) all actual or contingent material liabilities of Individual Guarantors; and

(3) Execute and deliver, or cause to be executed and delivered, any and all other agreements, instruments, or documents which Lender may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the Loan Documents, and promptly cure any defects in the execution and delivery of any Loan Documents.

7. Financial Covenants. Until the Loans and all other Secured Obligations are fully paid and satisfied and any commitment of Lender under this Loan Agreement is terminated, MAALT shall, unless Lender otherwise consents in writing, maintain the following financial covenants:

(a) MAALT shall maintain at the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, a Debt Service Coverage Ratio greater than or equal to 1.2 to 1.0, calculated for the prior four fiscal quarters on a rolling basis. As used in this Loan Agreement, the following terms have the meanings assigned below:

(i) “Debt Service Coverage Ratio” is defined as the ratio of (1) EBITDA for the prior four fiscal quarters on a rolling basis, less the amount of all non-tax Permitted Distributions made by MAALT during such period, divided by (2) the sum of the current maturities of long term debt, plus interest expense for the prior four fiscal quarters.

(ii) “EBITDA” is defined as the sum of MAALT’s net income for the prior four fiscal quarters on a rolling basis, plus, without duplication and to the extent deducted in the calculation of net income for such period, (1) depreciation, amortization, and other non-cash charges for the prior four fiscal quarters, (2) income taxes for the prior four fiscal quarters, and (3) interest expense for the prior four fiscal quarters.

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June 15, 2014

(b) MAALT shall maintain at the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2014, a Leverage Ratio less than or equal to 2.0 to 1.0. As used in this Loan Agreement, the following terms have the meanings assigned below:

(i) “Leverage Ratio” is defined as the ratio of (1) MAALT’s total liabilities, divided by (2) Tangible Net Worth.

(ii) “Tangible Net Worth” is defined as MAALT’s total assets, minus MAALT’s intangible assets, minus MAALT’s total liabilities, excluding any liabilities that have not been subordinated in Proper Form.

(c) MAALT shall maintain at the end of each fiscal quarter, commencing with the fiscal quarter ended December 31, 2014, a Cash Flow Leverage Ratio less than or equal to 2.0 to 1.0, calculated for the prior four fiscal quarters on a rolling basis. As used in this Loan Agreement, the following terms have the meanings assigned below:

(i) “Cash Flow Leverage Ratio” is defined as the ratio of (1) Senior Debt, divided by (2) EBITDA for the prior four fiscal quarters on a rolling basis, less the amount of all non-tax Permitted Distributions made by MAALT during such period.

(ii) “Senior Debt” is defined as the sum of the aggregate principal amount outstanding on the Loans, plus the aggregate principal amount outstanding owed by MAALT with respect to all other obligations for borrowed money, excluding any borrowings that have been subordinated in Proper Form, plus all capital lease obligations of MAALT.

Unless otherwise specified, all accounting and financial terms and covenants set forth above are to be determined according to Accounting Principles, consistently applied.

8. Reporting Requirements. (a) Until the Loans and all other Secured Obligations are fully paid and satisfied and any commitment of Lender under this Loan Agreement is terminated, Borrowers shall, unless Lender otherwise consents in writing, furnish to Lender in Proper Form:

(1) As soon as available, and in any event within one hundred twenty (120) days of the end of MAALT’s fiscal year, commencing with the fiscal year ending December 31, 2014, annual financial statements for MAALT, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners’ equity, and a statement of contingent liabilities, reviewed by an independent certified public accounting firm acceptable to Lender and certified by an authorized officer of MAALT (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of MAALT as of the close of the fiscal year and the results of its operations for the year, and (iii) as having been prepared in accordance with Accounting Principles;

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June 15, 2014

(2) As soon as available, and in any event within ninety (90) days of the end of the fiscal year of GHMR OPERATIONS, L.L.C. (“GHMR”), commencing with the fiscal year ending December 31, 2014, annual financial statements for GHMR, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners’ equity, and a statement of contingent liabilities, prepared by GHMR and certified by an authorized officer of GHMR(i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of GHMR as of the close of the fiscal year and the results of its operations for the year, and (iii) as having been prepared in accordance with Accounting Principles;

(3) As soon as available, and in any event within forty-five (45) days of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2014, quarterly financial statements for MAALT, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners’ equity, and a statement of contingent liabilities, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, compiled by an independent certified public accounting firm acceptable to Lender and certified by an authorized officer of MAALT (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of MAALT as of the close of the fiscal quarter and the results of its operations for the quarter, and (iii) as having been prepared in accordance with Accounting Principles;

(4) Within forty-five (45) days of Lender’s written request, quarterly financial statements for GHMR, consisting of at least a balance sheet, an income statement, a statement of cash flows, a statement of changes in owners’ equity, and a statement of contingent liabilities, for the quarter and for the period from the beginning of the fiscal year to the close of the quarter, certified by an authorized officer of GHMR (i) as being true and correct in all material aspects to the best of his knowledge, (ii) as fairly reporting in all material respects the financial condition of GHMR as of the close of the fiscal quarter and the results of its operations for the quarter, and (iii) as having been prepared in accordance with Accounting Principles;

(5) With the annual and quarterly financial statements required for MAALT above, commencing with the fiscal quarter ending March 31, 2015, a Compliance Certificate in the form of Exhibit B attached, signed by authorized officers of Borrowers and certifying compliance with the financial covenants and other matters in this Loan Agreement;

(6) Within thirty (30) days of filing, but in no event later than November 30 of each year, copies of each of the Borrower’s federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits;

(7) Within forty-five (45) days of Lender’s written request and thereafter within forty-five (45) days after the end of each fiscal quarter, an operations report, showing the gross volumes of sand transported to the Facility, stored, and sold, and such other information as Lender may reasonably request;

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June 15, 2014

(8) At any time upon request by Lender and within thirty (30) days of any change thereafter, a list showing the name and address of each purchaser of sand sold from the Facility;

(9) Within five (5) days after Borrowers learn of any such occurrence, a written report of any pending or threatened litigation which would reasonably be expected to cause a Material Adverse Change or which asserts damages or claims in an amount in excess of $100,000;

(10) As soon as possible and in any event within five (5) days after the occurrence of any Event of Default, or any event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, the written statement of Borrowers setting forth the details of such Event of Default and the action which Borrowers propose to take with respect thereto; and

(11) Within ten (10) days of Lender’s written request, such other information respecting the condition and the operations, financial or otherwise, of Borrowers, the Collateral, and the Facility as Lender may from time to time reasonably request.

(b) Until the Loans and all other Secured Obligations are fully paid and satisfied, any commitment of Lender under this Loan Agreement is terminated, and all other obligations and liabilities of Guarantors under this Loan Agreement, the Guaranties, and the other Loan Documents are fully paid and satisfied, each of the Guarantors shall, unless Lender otherwise consents in writing, furnish to Lender in Proper Form:

(1) Within ninety (90) days of the anniversary of the prior statements provided to Lender, current personal financial statements for each of the Individual Guarantors, consisting of at least a balance sheet, a statement of cash flow, and a statement of contingent liabilities, and being certified (i) as being true and correct in all material aspects to the best of his knowledge, and (ii) as having been prepared in accordance with Accounting Principles;

(2) Within ninety (90) days of the end of each calendar year, annual financial statements for each of the Trust Guarantors, consisting of at least a balance sheet and a statement of contingent liabilities, and being certified (i) as being true and correct in all material aspects to the best of the trustee’s knowledge, and (ii) as having been prepared in accordance with Accounting Principles;

(3) Within thirty (30) days of filing, but in no event later than November 30 of each year, copies of each Individual Guarantor’s federal, state, and local income tax filings or returns, with all schedules, attachments, forms, and exhibits; and

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June 15, 2014

(4) Within ten (10) days of Lender’s written request, such other information respecting the condition and the operations, financial or otherwise, of each of the Individual Guarantors as Lender may from time to time reasonably request.

9. Events of Default. (a) The occurrence at any time of any of the following events or the existence of any of the following conditions shall be called an “Event of Default”:

(1) Failure to make punctual payment when due of any sums owing on any of the Notes or any other Secured Obligations; or

(2) Failure of any of the Obligated Parties (as defined below) to properly perform in all material respects any of the obligations, covenants, or agreements, contained in this Loan Agreement or any of the other Loan Documents; or any representation or warranty made by Borrowers or Guarantors proves to have been false, misleading, or erroneous in any material respect; or

(3) Levy, execution, attachment, sequestration, or other writ against any real or personal property, representing the security for the Secured Obligations; or

(4) Any “Event of Default” under the Notes or any of the other Loan Documents, the Events of Default defined in the Notes and Loan Documents being cumulative to those contained in this Loan Agreement; or

(5) Except as expressly permitted by this Loan Agreement, the transfer, whether voluntarily or by operation of law, by Borrowers of all or any portion of Borrowers’ interest in the Facility without obtaining Lender’s consent; or

(6) The failure of any of the Obligated Parties to pay any money judgment in excess of $100,000.00, against that party before the expiration of thirty (30) days after the judgment becomes final and non-appealable, or the failure of any of the Obligated Parties to obtain dismissal within ninety (90) days of any involuntary proceeding filed against that party under any Debtor Relief Laws (as defined below); or

(7) Either Borrower’s liquidation, termination of existence, merger or consolidation with another (unless a Borrower is the surviving entity), forfeiture of right to do business, or appointment of a trustee or receiver for any part of its property or the filing of an action seeking to appoint a trustee or receiver; or

(8) A filing by any of the Obligated Parties of a voluntary petition in bankruptcy, or taking advantage of any Debtor Relief Laws; or an answer admitting the material allegations of a petition filed against any of the Obligated Parties, under any Debtor Relief Laws; or an admission by any of the Obligated Parties in writing of an inability to pay its or their debts as they become due; or the calling of any meeting of creditors of any of the Obligated Parties for the purpose of considering an arrangement or composition; or

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June 15, 2014

(9) Any of the Obligated Parties revokes, or disputes the validity of or liability under, any of the Loan Documents, including any guaranty or security document.

(b) The term “Obligated Parties” means Borrowers, Guarantors, or any of them, any other party liable, in whole or in part, for the payment of any of the Secured Obligations, whether as maker, endorser, guarantor, surety, or otherwise, and any party executing any deed of trust, mortgage, security agreement, pledge agreement, assignment, or other contract of any kind executed as security in connection with or pertaining to the Secured Obligations, the Notes, or the Loans. The term “Debtor Relief Laws” means any applicable liquidation, conservatorship, receivership, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws affecting the rights or remedies of creditors generally, as in effect from time to time.

10. Remedies. (a) Upon the occurrence and during the continuance of any one or more of the foregoing Events of Default and the expiration of any notice, cure, or grace period required by Subsection (b) below, the entire unpaid principal balances of the Notes, together with all accrued but unpaid interest thereon, and all other Secured Obligations then owing by Borrowers to Lender, shall, at the option of Lender, become immediately due and payable without further presentation, demand for payment, notice of intent to accelerate, notice of acceleration or dishonor, protest or notice of protest of any kind, all of which are expressly waived by Borrowers. Any and all rights and remedies of Lender pursuant to this Loan Agreement or any of the other Loan Documents may be exercised by Lender, at its option, upon the occurrence and during the continuance of an Event of Default and the expiration of any notice, cure, or grace period required by Subsection (b) below. All remedies of Lender may be exercised singularly, concurrently, or consecutively, without waiver or election.

(b) Upon any Event of Default described in Subsection (a)(1) of Section 9 above regarding payment of sums owing to Lender, Borrowers shall have ten (10) days grace after the due date in the invoice provided by Lender in order to cure the default prior to acceleration of the Notes and exercise of any remedies. Upon any other Event of Default described in Subsection (a) of Section 9 above, Lender shall provide Borrowers with written notice of the Event of Default and Borrowers shall have thirty (30) days after notice in order to cure the Event of Default prior to acceleration of the Notes and exercise of any remedies; except Borrowers shall have no cure period for any voluntary filing by Borrowers under any Debtor Relief Laws, for any voluntary transfer of any portion of the Facility, without obtaining Lender’s prior written consent, for any liquidation or termination of existence of Borrowers, or for any Event of Default that is not capable of cure during that period, including, without limitation, breaches of any negative covenants and any financial covenants, and provided that Lender is not obligated to provide written notice of any Event of Default which Borrowers report to Lender, but Borrowers shall have the benefit of any applicable grace or cure period required herein.

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June 15, 2014

(c) All rights of Lender under the terms of this Loan Agreement shall be cumulative of, and in addition to, the rights of Lender under any and all other agreements among Borrowers and Lender (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Lender under the terms of any other agreement.

11. Waiver and Amendment. Neither the failure nor any delay on the part of Lender to exercise any right, power, or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrowers therefrom shall be effective unless the same shall be in writing and signed by Lender, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

12. Savings Clause. Regardless of any provision contained in this Loan Agreement, the Notes, or any of the Loan Documents, it is the express intent of the parties that at no time shall Borrowers or any of the Obligated Parties pay interest in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious), and Lender will never be considered to have contracted for or to be entitled to charge, receive, collect, or apply as interest on any of the Notes or the other Secured Obligations, any amount in excess of the Maximum Rate (or any other interest amount which might in any way be deemed usurious). In the event that Lender ever receives, collects, or applies as interest any such excess, the amount which would be excessive interest will be applied to the reduction of the principal balances of the Notes or the Secured Obligations, and, if the principal balances of the Notes and the Secured Obligations are paid in full, any remaining excess shall forthwith be paid to Borrowers. In determining whether the interest paid or payable exceeds the Maximum Rate (or any other interest amount which might in any way be deemed usurious), Borrowers and Lender shall, to the maximum extent permitted under applicable law: (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; and (iii) amortize, pro rate, or spread the total amount of interest throughout the entire contemplated term of the Notes so that the interest rate is uniform throughout the term. The term “Maximum Rate” has the meaning assigned in the Term Note.

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June 15, 2014

13. Notices. Any notice or other communications provided for in this Loan Agreement shall be in writing and shall be given to the party at the address shown below:

Lender:	PLAINSCAPITAL BANK

Attention: Jim Vineyard

801 Houston Street

Fort Worth, Texas 76102

Fax Number (###) ###-####

E-mail: [email address]

With a copy

to counsel

for Lender:	Paul D. Bradford

HARRIS, FINLEY & BOGLE, P.C.

777 Main Street, Suite 3600

Fort Worth, Texas 761025341

Fax Number (###) ###-####

E-mail: [email address]

Borrower:	MAALT, L.P.

GHMR OPERATIONS, L.L.C.

Attention: Gary B. Humphreys

4413 Carey Street

Fort Worth, Texas 76119

Fax Number (###) ###-####

E-mail: [email address]

Any such notice or other communication shall be deemed to have been given on the day it is personally delivered or, if mailed, on the third day after it is deposited in an official receptacle for the United States mail, or, if by electronic mail or facsimile, on the date it is received by the party. Any party may change its address for the purposes of this Loan Agreement by giving notice of such change in accordance with this paragraph.

14. Federal Small Business Certification. Each of the Borrowers represents, warrants, and certifies, that none of the principals of any of the Borrowers or Borrowers’ affiliates have been convicted of, or pleaded nolo contendere to, any offense covered by 42 U.S.C. §16911(7). For purposes of this subsection, the term “principal” means: (a) with respect to a sole proprietorship, the proprietor; (b) with respect to a partnership, each managing partner and each partner who is a natural person and holds a twenty percent (20.00%) or more ownership interest in the partnership; and (c) with respect to a corporation, limited liability company, association or development company, each director, each of the five most highly compensated executives or officers of the entity, and each natural person who is a direct or indirect holder of twenty percent (20.00%) or more of the ownership stock or stock equivalent of the entity.

MAALT, L.P., et al

June 15, 2014

15. Regulation B — Notice of Joint Intent. Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Borrowers’ intention to apply for joint credit. Borrowers’ and Guarantors’ signatures below shall evidence such intent. Borrowers’ and Guarantors’ intent shall apply to future related extensions of joint credit and joint guaranty.

16. Miscellaneous. (a) This Loan Agreement shall be binding upon and inure to the benefit of Lender, Borrowers, and Guarantors, and their respective heirs, personal representatives, successors, and assigns; provided, however, that Borrowers and Guarantors may not, without the prior written consent of Lender, assign any rights, powers, duties, or obligations under this Loan Agreement or any of the other Loan Documents.

(b) THIS LOAN AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA AND SHALL BE PERFORMED IN TARRANT COUNTY, TEXAS. BORROWERS, GUARANTORS, AND LENDER IRREVOCABLY AGREE THAT VENUE FOR ANY ACTION OR CLAIM RELATED TO THIS LOAN AGREEMENT, THE NOTES, THE LOANS, THE SECURED OBLIGATIONS, THE GUARANTIES, THE COLLATERAL, OR THE FACILITY SHALL BE IN COURT IN TARRANT COUNTY, TEXAS.

(c) If any provision of this Loan Agreement or any other Loan Documents is held to be illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Loan Agreement or any of the other Loan Documents shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

(d) All covenants, agreements, undertakings, representations, and warranties made in this Loan Agreement and the other Loan Documents shall survive any closing hereunder.

(e) All documents delivered by Borrowers or Guarantors to Lender must be in Proper Form.

(f) Without limiting the effect of any provision of any Loan Document which provides for the payment of expenses and attorneys fees upon the occurrence of certain events, Borrowers shall pay all costs and expenses (including, without limitation, the reasonable attorneys fees of Lender’s outside legal counsel) in connection with (i) the preparation of this Loan Agreement and the other Loan Documents, and any and all extensions, renewals, amendments, supplements, extensions, or modifications thereof, (ii) any action reasonably required in the course of administration of the Loans or the Secured Obligations, (iii) resolution of any disputes with Borrowers or Guarantors related to the Loans, the Secured Obligations, or this Loan Agreement, and (iv) any action in the enforcement of Lender’s rights upon the occurrence of an Event of Default.

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June 15, 2014

(g) If there is a conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement will control.

(h) Lender shall have the right, with the consent of Borrowers (unless an Event of Default has occurred and is continuing, in which case no consent is needed), which will not be unreasonably withheld, (i) to assign the Loans or commitment and be released from liability thereunder, and (ii) to transfer or sell participations in the Loans or commitment with the transferability of voting rights limited to principal, rate, fees, and term; provided, however, that Lender shall have the right to make intercompany assignments to affiliates, without restriction or consent.

(i) This Loan Agreement may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, shall be deemed to constitute one agreement, and Lender is authorized to attach the signature pages from the counterparts to copies for Lender and Borrowers. At Lender’s option, this Loan Agreement and the Loan Documents may also be executed by Borrowers and Guarantors in remote locations with signature pages faxed or scanned and e-mailed to Lender. Borrowers and Guarantors agree that the faxed or scanned signatures are binding upon Borrowers and Guarantors, and Borrowers and Guarantors further agree to promptly deliver the original signatures for this Loan Agreement and all Loan Documents by overnight mail or expedited delivery. It will be an Event of Default if they fail to promptly deliver all required original signatures.

17. Notice of Final Agreement. (a) In connection with the Loans, Borrowers, Guarantors, and Lender have executed and delivered this Loan Agreement and the Loan Documents (collectively the “Written Loan Agreement”).

(b) It is the intention of Borrowers, Guarantors, and Lender that this paragraph be incorporated by reference into each of the Loan Documents. Borrowers, Guarantors, and Lender each warrant and represent that their entire agreement with respect to the Loans is contained within the Written Loan Agreement, and that no agreements or promises have been made by, or exist by or among, Borrowers, Guarantors, and Lender that are not reflected in the Written Loan Agreement.

(c) THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

MAALT, L.P., et al

June 15, 2014

If the foregoing correctly sets forth our agreement, please so acknowledge by signing and returning the additional copy of this Loan Agreement enclosed to me.

Yours very truly,

PLAINSCAPITAL BANK

By:	/s/ Jim Vineyard
Jim Vineyard, Senior Vice President

MAALT, L.P., et al

June 15, 2014

Accepted and agreed to

this          day of June, 2014:

BORROWERS:

MAALT, L.P., a Texas limited partnership

By:	Denetz Logistics, L.L.C.,
a Texas limited liability company, its general partner

By:	/s/ Gary B. Humphreys
Gary B. Humphreys, Manager

GHMR OPERATIONS, L.L.C., a Texas limited liability company

By:	/s/ Gary B. Humphreys
Gary B. Humphreys, Manager

MAALT, L.P., et al

June 15, 2014

GUARANTORS:

DENETZ LOGISTICS, L.L.C., a Texas limited liability company

By:	/s/ Gary B. Humphreys
Gary B. Humphreys, Manager

/s/ Gary B. Humphreys
GARY B. HUMPHREYS

/s/ Martin W. Robertson
MARTIN W. ROBERTSON

Exhibits and Schedules
Exhibit A - Term Note
Exhibit B - Request for Borrowing
Exhibit C - Approved Budget
Exhibit D - Compliance Certificate
Schedule 1 - Organizational Chart
Schedule 2 - Existing Debts and Liens